Exhibit 23.2

Kost, Forer, Gabbay & Kasierer

3 Aminadav St.

Tel-Aviv 67067

Israel

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to Zone Labs, Inc. 1998 Stock Option Plan, of our report dated January 20, 2004, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. included in the Annual Report on Form 20-F of Check Point Software Technologies Ltd. for the year ended December 31, 2003.

/s/ Kost, Forer, Gabbay & Kasierer

KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel

April 14, 2004